Highbury Financial Inc. Reports Financial and Operating Results
for the Three and Six Months Ended June 30, 2009

Company Reports Basic and Diluted EPS of $0.08 and
Basic and Diluted Cash EPS of $0.11 for the Second Quarter of 2009

Company Reports Basic and Diluted EPS of $0.12 and
Basic and Diluted Cash EPS of $0.18 for the Six Months Ended June 30, 2009

Denver, Colorado, August 10, 2009  – Highbury Financial Inc. (OTCBB: HBRF, HBRFW, HBRFU) today reported its financial and operating results for the three and six months ended June 30, 2009.

Net income attributable to Highbury Financial Inc. for the second quarter of 2009 was $712,875 compared to $900,881 for the second quarter of 2008. Cash Net Income was $969,010 for the three months ended June 30, 2009 compared to $1,180,140 for the three months ended June 30, 2008. Basic and diluted Cash Net Income per share (“Cash EPS”) for the second quarter of 2009 were $0.11 compared to $0.13 for the second quarter of 2008. Cash Net Income is defined in the attached tables. Basic and diluted earnings per share for the second quarter of 2009 were $0.08 compared to basic and diluted earnings per share of $0.10 for the second quarter of 2008. Adjusted EBITDA for the three months ended June 30, 2009 was $1,216,322 compared to $1,451,437 for the three months ended June 30, 2008. Adjusted EBITDA is defined in the attached tables. For the second quarter of 2009, revenue was $9,231,394 compared to $9,680,469 for the second quarter of 2008.

Net income attributable to Highbury Financial Inc. for the first six months of 2009 was $1,115,812 compared to $1,525,160 for the first six months of 2008. Cash Net Income was $1,628,082 for the six months ended June 30, 2009 compared to $2,086,741 for the six months ended June 30, 2008. Basic and diluted Cash EPS for the first six months of 2009 were $0.18 compared to $0.23 for the first six months of 2008. Basic and diluted earnings per share for the first six months of 2009 were $0.12 compared to basic and diluted earnings per share of $0.17 for the first six months of 2008. Adjusted EBITDA for the six months ended June 30, 2009 was $1,833,876 compared to $2,525,609 for the six months ended June 30, 2008. For the first six months of 2009, revenue was $16,260,061 compared to $18,959,516 for the second quarter of 2008.

As of June 30, 2009, the Company had approximately $5.1 billion of total assets under management compared to approximately $3.9 billion as of March 31, 2009 and approximately $4.8 billion as of June 30, 2008. As of June 30, 2009, mutual fund assets under management were approximately $4.9 billion, compared to approximately $3.8 billion as of March 31, 2009 and approximately $4.7 billion as of June 30, 2008. This aggregate increase in mutual fund assets under management of $1,165 million since March 31, 2009 resulted from a combination of (i) positive market appreciation and other adjustments, including distributions of income and gain, reinvestments of distributions, and other items, of approximately $632 million and (ii) net client inflows, which represent aggregate contributions from new and existing clients less withdrawals, of approximately $533 million, during the three months ended June 30, 2009.  During the three months ended June 30, 2009, separate account assets under management increased from $107 million to $132 million.

Richard S. Foote, Highbury’s President and Chief Executive Officer, stated “In the second quarter of 2009, Highbury’s weighted average assets under management totaled approximately $4.6 billion with a weighted average fee basis of 0.76%.”

Mr. Foote continued, “As of June 30, 2009, 87% of our mutual fund assets under management were in funds rated with four or five stars by Morningstar, Inc. compared to 71% at the same date in 2008.”

Mr. Foote concluded, “As of June 30, 2009, Highbury had cash and cash equivalents and investments of $15.4 million and no debt outstanding.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; (27) the impact of changes to tax legislation and, generally, the tax position of Highbury; and (28) expenses associated with the formation of the Special Committee and responding to initiatives of dissident stockholders.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009

Revenue	$9,680,469	$9,231,394	$18,959,516	$16,260,061

Net Income attributable to Highbury Financial Inc.	$900,881	$712,875	$1,525,160	$1,115,812

Cash Net Income (1)	$1,180,140	$969,010	$2,086,741	$1,628,082

Adjusted EBITDA (2)	$1,451,437	$1,216,322	$2,525,609	$1,833,876

Average shares outstanding - basic	9,126,628	9,088,014	9,192,309	9,102,603

Earnings per share - basic	$0.10	$0.08	$0.17	$0.12

Average shares outstanding - diluted	9,126,628	9,088,014	9,192,309	9,102,603

Earnings per share - diluted	$0.10	$0.08	$0.17	$0.12

Highbury Financial Inc.
Financial Highlights

	December 31, 2008	June 30, 2009

Cash and cash equivalents and investments	$14,431,021	$15,351,012

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$805,707	$783,223

Highbury Financial Inc. stockholders’ equity	$40,693,128	$40,669,681

Highbury Financial Inc.
Average Shares Outstanding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009

Average shares outstanding - basic	9,126,628	9,088,014	9,192,309	9,102,603
Effect of dilutive instruments:
Warrants	-	-	-	-
Average shares outstanding - diluted	9,126,628	9,088,014	9,192,309	9,102,603

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009

Net Income attributable to Highbury Financial Inc.	$900,881	$712,875	$1,525,160	$1,115,812
Intangible amortization	—	—	—	—
Intangible-related deferred taxes	233,262	210,214	466,525	420,428
Affiliate depreciation	45,997	45,921	95,056	91,842
Other non-cash expenses	—	—	—	—
Cash Net Income	$1,180,140	$969,010	$2,086,741	$1,628,082

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009

Net Income attributable to Highbury Financial Inc.	$900,881	$712,875	$1,525,160	$1,115,812
Provision for income taxes	504,559	457,526	905,393	626,222
Interest expense	—	—	—	—
Intangible amortization	—	—	—	—
Depreciation and other amortization	45,997	45,921	95,056	91,842
Other non-cash expenses	—	—	—	—
Adjusted EBITDA	$1,451,437	$1,216,322	$2,525,609	$1,833,876

Highbury Financial Inc.
Consolidated Balance Sheets

	December 31,	June 30,
	2008	2009
	(audited)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,244,469	$11,703,812
Investments	4,186,552	3,647,200
Accounts receivable	2,448,572	3,451,269
Prepaid expenses	239,434	127,734
Prepaid taxes	278,444	-
Total current assets	17,397,471	18,930,015

Other assets
Fixed assets, net	806,637	715,639
Identifiable intangibles	22,982,000	22,982,000
Goodwill	3,305,616	3,305,616
Deferred tax assets	1,097,620	513,766
Other long-term assets	157,092	123,936
Total other assets	28,348,965	27,640,957

Total assets	$45,746,436	$46,570,972

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,407,601	$4,315,352
Income taxes payable	-	12,716
Total current liabilities	3,407,601	4,328,068

Deferred rent	805,707	783,223
Total liabilities	4,213,308	5,111,291

Commitments and contingencies

Equity

Highbury Financial Inc. stockholders’ equity
Preferred stock, $0.0001 par value, authorized 1,000,000 shares; none issued	-	-
Common stock, $0.0001 par value, authorized 50,000,000 shares; 9,118,740 and 9,085,035 shares issued and outstanding as of December 31, 2008 and June 30, 2009, respectively	912	908
Additional paid-in capital	51,818,975	51,589,127
Accumulated deficit	(11,126,759)	(10,920,354)
Total Highbury Financial Inc. stockholders’ equity	40,693,128	40,669,681

Noncontrolling interest	840,000	790,000

Total equity	41,533,128	41,459,681

Total liabilities and equity	$45,746,436	$46,570,972

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009

Revenue	$9,680,469	$9,231,394	$18,959,516	$16,260,061

Operating expenses
Distribution and sub-advisory costs	(4,435,366)	(4,361,155)	(8,786,769)	(7,611,394)
Compensation and related expenses	(1,612,420)	(1,459,246)	(3,146,604)	(3,283,990)
Depreciation and amortization	(45,997)	(45,921)	(95,056)	(91,842)
Other operating expenses	(1,327,558)	(1,125,307)	(2,662,026)	(2,531,854)
Total operating expenses	(7,421,341)	(6,991,629)	(14,690,455)	(13,519,080)

Operating income	2,259,128	2,239,765	4,269,061	2,740,981

Other income
Interest income	17,280	6,783	71,291	19,248
Investment income (loss)	26,963	36,000	(151,861)	140,323
Total other income (loss)	44,243	42,783	(80,570)	159,571

Income before provision for income taxes	2,303,371	2,282,548	4,188,491	2,900,552

Provision for income taxes	(504,559)	(457,526)	(905,393)	(626,222)

Net income	1,798,812	1,825,022	3,283,098	2,274,330

Net income attributable to noncontrolling interest	(897,931)	(1,112,147)	(1,757,938)	(1,158,518)

Net income attributable to Highbury Financial Inc.	$900,881	$712,875	$1,525,160	$1,115,812

Weighted average shares outstanding, basic	9,126,628	9,088,014	9,192,309	9,102,603
Net income per share, basic	$0.10	$0.08	$0.17	$0.12

Weighted average shares outstanding, diluted	9,126,628	9,088,014	9,192,309	9,102,603
Net income per share, diluted	$0.10	$0.08	$0.17	$0.12

Cash dividend per share of common stock – declared	$0.00	$0.05	$0.00	$0.10
Cash dividend per share of common stock – paid	$0.00	$0.05	$0.00	$0.05

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to Highbury Financial Inc.	$900,881	$712,875	$1,525,160	$1,115,812

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,997	45,921	95,056	91,842
Deferred taxes	253,866	227,235	433,543	583,854
Investment (gain) loss	(26,963)	(36,000)	151,861	(140,323)
Net income attributable to noncontrolling interest	897,931	1,112,147	1,757,938	1,158,518
Deferred rent	(9,768)	(11,756)	(19,238)	(22,484)
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(186,534)	(936,880)	52,139	(1,002,697)
Prepaid expenses	53,945	63,453	146,706	111,700
Prepaid taxes	-	467,667	-	278,444
Other current assets	-	150,000	-	-
Other long-term assets	-	(23,936)	-	33,156
Increase (decrease) in:
Accounts payable and accrued expenses	269,213	(32,450)	(608,180)	2,239
Income taxes payable	(95,515)	12,716	(4,858)	12,716
Net cash provided by operating activities	2,103,053	1,750,992	3,530,127	2,222,777

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	-	-	(2,000,000)	-
Proceeds from sales of investments	902,844	-	3,966,915	679,675
Decrease in other long-term assets	3,767	-	1,348	-
Purchase of fixed assets	-	(844)	(2,756)	(844)
Net cash provided by (used in) investing activities	906,611	(844)	1,965,507	678,831

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	-	(455,155)	-	(455,155)
Distributions paid to noncontrolling interest holders	(853,731)	(96,371)	(1,808,802)	(757,258)
Repurchase of common stock	-	(49,453)	(1,735,611)	(83,727)
Repurchase of warrants	-	(146,125)	(1,823,083)	(146,125)
Net cash used in financing activities	(853,731)	(747,104)	(5,367,496)	(1,442,265)

Net increase in cash and cash equivalents	2,155,933	1,003,044	128,138	1,459,343
Cash and cash equivalents - beginning of period	5,248,750	10,700,768	7,276,545	10,244,469
Cash and cash equivalents - end of period	$7,404,683	$11,703,812	$7,404,683	$11,703,812

Supplemental schedule of non-cash financing and investing activities:
Dividend declared and not yet paid	$-	$454,252	$-	$454,252

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$346,208	$-	$476,708	$-

Highbury Financial Inc.
Notes

(1)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP net income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations. Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Net income attributable to noncontrolling interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Noncontrolling interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.

(4)
Cash Net Income per share represents Cash Net Income divided by the diluted average shares outstanding. In this calculation, the potential share issuance in connection with our warrants is measured using a treasury stock method. Under this method, only the net number of shares of common stock equal to the value of the warrants in excess of the exercise price, if any, is deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are exercised. This method does not take into account any increase or decrease in our cost of capital in an assumed exercise.